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                                                                    EXHIBIT 23.1

                         CONSENT OF PUBLIC ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 19, 1997 appearing on page 19 of Innovasive Devices, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Boston, Massachusetts
July 30, 1997